                                                                   Exhibit 10.44

                                                                  Execution Copy

                                    AGREEMENT

         This Agreement is made and entered into in Canton, Massachusetts, by and between Geerlings & Wade, Inc. (the "Company") and Huib Geerlings, of Boston, Massachusetts (the "Executive"), effective as of the 15th day of November, 2002 (the "Effective Date").

         WHEREAS, the operations of the Company are a complex matter requiring direction and leadership in a variety of arenas, including financial, strategic planning, regulatory and others;

         WHEREAS, the Executive is possessed of certain experience and expertise that qualify him to provide the direction and leadership required by the Company; and

         WHEREAS, subject to the terms and conditions hereinafter set forth, the Company therefore wishes to employ the Executive as its President and Chief Executive Officer and the Executive wishes to accept such employment;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

         1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers and the Executive hereby accepts employment.

         2. Capacity and Performance.

            a. The Executive shall serve the Company as its President and Chief Executive Officer, subject to approval of this agreement by the Board of Directors of the Company (the "Board") as a condition precedent to the effectiveness of this Agreement, or in such other executive position as the Board may designate from time to time. In addition, and without further compensation, the Executive shall serve as a director and/or officer of one or more of the Company's Affiliates, if any, and if so elected or appointed from time to time.

           b. During the term hereof, the Executive shall be employed by the Company on a full-time basis and shall perform such duties and responsibilities on behalf of the Company and any of its Affiliates as may be designated from time to time by the Board or by its designees.

          c. During the term hereof, the Executive shall devote his full business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and any of its Affiliates and to the discharge of his duties and responsibilities hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of this Agreement, except as may be expressly approved in advance by the Board in writing.

         3. Compensation and Benefits. As compensation for all services performed by the Executive under and during the term hereof and subject to performance of the Executive's duties and of the obligations of the Executive to the Company and any of its Affiliates, pursuant to this Agreement or otherwise:

            a. Base Salary. During the term hereof, the Company shall pay the Executive a base salary at the rate of Two Hundred Thousand Dollars ($200,000) per annum, payable in accordance with the payroll practices of the Company and subject to adjustment from time to time by the Board, in its sole discretion. Such base salary, as from time to time adjusted, is hereafter referred to as the "Base Salary".

            b. Vacation. The Executive shall be entitled to three weeks of paid vacation per year, subject to Company policies as in effect from time-to-time.

            c. Eligibility for Bonus Compensation. The Executive shall be eligible to be considered for a bonus annually during the term hereof. The amount of such bonus, if any, shall be determined by the Board in its sole discretion.

            d. Business Expenses. The Company shall pay or reimburse the Executive for all reasonable, customary and necessary business expenses incurred or paid by the Executive in the performance of his duties and responsibilities for the Company, subject to Company reimbursement policies as in effect from time to time.

            e. Other Benefits. During the term hereof and subject to any contribution therefor generally required of employees of the Company, the Executive shall be entitled to participate in any and all employee benefit plans from time to time in effect for employees of the Company generally. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Company policies and (iii) the discretion of the Board or any administrative or other committee provided for in or contemplated by such plan. The Company may alter, modify, add to or delete its employee benefit plans at any time as it, in its sole judgment, determines to be appropriate, without recourse by the Executive.

            f. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

         4. Termination By the Company for Cause. The Company may terminate the Executive's employment hereunder for Cause at any time upon notice to the Executive. The following, as determined by the Board in its judgment, shall constitute Cause for termination:

            i. The Executive's material failure to perform, or gross negligence in the performance of, his duties and responsibilities to the Company or any of its Affiliates;

            ii. Material breach by the Executive of any provision of this Agreement; or

            iii. Other conduct by the Executive that is materially harmful to the business, interests or reputation of the Company or any of its Affiliates.

Upon the giving of notice of termination of the Executive's employment hereunder for Cause, the Company shall have no further obligation or liability to the Executive, other than for Base Salary earned and unpaid at the date of termination.

         5. Termination By the Company Other than for Cause.

            a. The Company may terminate the Executive's employment hereunder other than for Cause at any time upon notice to the Executive. In the event of such termination, and provided that no benefits are payable to the Executive under a separate severance agreement or an executive severance plan as a result of such termination or under Section 5b. below, then the Executive shall receive a severance payment of Fifty Thousand Dollars ($50,000) for a period of three
(3) months following the date of termination (the "Severance Period") payable in equal monthly installments. For the duration of the Severance Period, the Company shall continue to contribute to the premium cost of the Executive's participation in the Company's group medical and dental insurance plans in the same amount that it contributes for its active full-time employees, provided that the Executive is entitled to continue such participation under applicable law and plan terms and provided the Executive pays the remainder of the premium cost by authorized payroll deduction.

            b. If a Change of Control of the Company, as defined in Section
10 below, occurs and the Executive's employment hereunder is terminated other than for Cause upon or at any time after such Change of Control, an amount of One Hundred Thousand Dollars ($100,000) shall become immediately due and payable to the Executive on the date of the Executive's termination as a lump sum severance payment in lieu of any amounts payable under Section 5a. above. Further, for a period of six (6) months following any such termination under this Section 5b. (the "Benefits Period"), the Company shall continue the Executive's participation in its group health and dental plans and shall continue to contribute to the premium cost of such participation in the same amount as it did prior to the Executive's termination. If the Company does not survive such Change of Control, the Company shall use its best efforts to ensure the Executive's participation for the duration of the Benefits Period in commensurate plans maintained by the successor entity in such Change of Control and shall provide for the contribution to the cost of such participation in the same amount as it would have under Company plans for the remainder of such Benefits Period.

         6. Termination By the Executive. The Executive may terminate his employment hereunder at any time upon sixty (60) days' notice to the Company, unless such termination would violate any obligation of the Executive to the Company under a separate severance agreement. In the event of termination of the Executive pursuant to this Section 6, the Board may elect to waive the period of notice, or any portion thereof, and, if the Board so elects, the Company will pay the Executive his Base Salary for the notice period (or for any remaining portion of the period).

         7. Confidential Information.

            a. The Executive acknowledges that the Company and its Affiliates, if any, continually develop Confidential Information, that the Executive may develop Confidential Information for the Company or its Affiliates, if any, and that the Executive may learn of Confidential Information during the course of employment. The Executive will comply with the policies and procedures of the Company and any of its Affiliates for protecting Confidential Information and shall never disclose to any Person (except as required by applicable law or for the proper performance of his duties and responsibilities to the Company and any of its Affiliates), or use for his own benefit or gain, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Affiliates. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

            b. All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or any of its Affiliates and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Affiliates, if any. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Executive's possession or control.

            c. The Executive also agrees to assign to the Company any Intellectual Property, as defined below, which the Executive creates or develops during employment (alone or with others, on or off Company premises) which relates to the business of the Company or any of its Affiliates or which utilizes the Confidential Information, facilities or equipment of the Company or any of its Affiliates.

         8. Restricted Activities. The Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and any of its Affiliates. While the Executive is employed by the Company and for three (3) months after his employment terminates, the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its Affiliates or undertake any planning for any business competitive with the Company or any of its Affiliates; provided, however, that if the Executive's employment is terminated under Section 5b. hereof, the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its Affiliates or undertake any planning for any business competitive with the Company or any of its Affiliates for six (6) months after his employment terminates. Specifically, but without limiting the foregoing, the Executive agrees not to engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of the Company or any of its Affiliates, if any, as conducted or under consideration at any time during the Executive's employment, including, without limitation, any activity that involves the retail sale of wine or wine accessories via the mails or the Internet.

         9. Enforcement of Covenants. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 7 and 8 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Affiliates, if any, and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were he to breach any of the covenants contained in Sections 7 and 8 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond. The parties further agree that, in the event that any provision hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

         10. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 10 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

            a. "Affiliates" means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by either management authority or equity interest.

            b. "Change of Control" means the occurrence of: a merger, consolidation, reorganization, recapitalization or any other transaction (or any series of such transactions) in which the stockholders, immediately prior to such transaction (or series of transactions) receive, in exchange for the stock owned by them, cash, property or securities of the resulting or surviving entity or any Affiliate thereof, and, as a result thereof, persons who, individually or in the aggregate, were holders of 50% or more of the voting stock of the Company immediately prior to such transaction (or series of transactions) hold less than 50% of the voting stock of the resulting or surviving entity or such Affiliate thereof, calculated on a fully diluted basis; or a sale, transfer or other disposition of all or substantially all of the assets of the Company.

            c. "Confidential Information" means any and all information of the Company and any of its Affiliates that is not generally known by others with whom they compete or do business, or with whom they plan to compete or do business and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company or any of its Affiliates would assist in competition against them. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and any of its Affiliates, (ii) the Products, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and any of its Affiliates, (iv) the identity and special needs of the customers of the Company and any of its Affiliates and (v) the people and organizations with whom the Company and any of its Affiliates have business relationships and those relationships. Confidential Information also includes comparable information that the Company or any of its Affiliates have received belonging to others or which was received by the Company or any of its Affiliates with any understanding that it would not be disclosed.

            d. "Intellectual Property" means all inventions, discoveries, compositions, concepts, ideas and the like (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (alone or with others, on or off Company premises) during the term of this Agreement that relate in any way to the business, products or services of the Company or any of its Affiliates or to any prospective activity of the Company or any of its Affiliates.

            e. "Person" means an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.

            f. "Products" means all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Affiliates, together with all services provided or planned by the Company or any of its Affiliates, during the Executive's employment.

         11. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

         12. Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

         13. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         15. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

         16. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a expressly authorized representative of the Company.

         17. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants or any court order or other legal obligation that would affect the performance of his obligations hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party's consent.

         18. Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

         19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         20. Governing Law. This is a Massachusetts contract and shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.


THE EXECUTIVE:                              GEERLINGS & WADE, INC.


/s/ Huib E. Geerlings                       By:    /s/ John J. Remondi
--------------------------------                --------------------------
                                            Title: Director